EXHIBIT 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the inclusion in or incorporation by reference into this Registration Statement on Form S-4 of Permian Resources Corporation of our reserves report, dated January 30, 2023, included as an exhibit to the Annual Report on Form 10-K of Permian Resources Corporation for the year ended December 31, 2022. We also consent to use of our name as it appears in this Registration Statement, including under “Experts.”

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas

September 5, 2023